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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K


                                CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 5, 1999



                              DAMES & MOORE GROUP
            (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER 1-11075

                 DELAWARE                               95-4316617
         (State of incorporation)         (I.R.S. Employer Identification No.)

     911 WILSHIRE BOULEVARD, SUITE 700
          LOS ANGELES, CALIFORNIA                         90017
 (Address of principal executive offices)              (Zip Code)

                                 (213) 996-2200
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

On May 5, 1999, Dames & Moore Group (the "Company") entered into a Agreement and Plan of Merger (the "Merger Agreement") among the Company, URS Corporation, a Delaware corporation ("URS") and Demeter Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of URS (the "Purchaser").

The Merger Agreement provides that Purchaser will make a tender offer ("Tender Offer") to purchase 100% of the outstanding common stock ("Common Stock") of the Company, and shares validly tendered in the Tender Offer shall be entitled to receive $16.00, net to the seller, in cash. After the Tender Offer is complete, subject to approval of a majority of the stockholders of the Company (if such approval is required), Purchaser will be merged with and into the Company, with the Company as the surviving corporation in the merger, and each outstanding share of Common Stock, other than shares owned directly or indirectly by URS, Purchaser or the Company will be converted (except for shares of Common Stock owned by any holder who properly demands appraisal rights) into the right to receive $16.00 in cash.

Consummation of the Tender Offer and the merger is subject to certain conditions as specified in the Merger Agreement.

The joint press release issued by the Company and URS with respect to the merger is filed herewith as Exhibit 99.1 and incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS


(c)  Exhibits:

     2.1 Agreement and Plan of Merger among Dames & Moore Group, URS Corporation and Demeter Acquisition Corporation dated as of May 5, 1999.

     99.1 Press Release issued by URS Corporation and Dames & Moore Group dated May 5, 1999.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                             DAMES & MOORE GROUP

Date:     May 7, 1999                        /s/ MARK A. SNELL
                                             -----------------------------
                                             Mark A. Snell
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)

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